ASSET PURCHASE AGREEMENT

     THIS AGREEMENT made as of the 1st day of March, 2001 between UBARTER.COM INC., a corporation organized and existing under the laws of Ontario, (the "Seller") and ITEX CORPORATION, a corporation organized and existing under the laws of Nevada, (the "Buyer").

     WHEREAS the Seller desires to sell certain assets of the business carried on by the Seller consisting of barter trading operations and the Buyer wishes to purchase such property and assets on the terms hereinafter set forth;

     NOW  THEREFORE  THIS  AGREEMENT   WITNESSES  that  for  good  and  valuable
consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto) the parties agree as follows:

ARTICLE 1
                                 INTERPRETATION

1.1 Definitions - In this Agreement, the following words and terms shall have the following respective meanings:

     (a) "Agreement" means this Purchase Agreement and all instruments supplemental hereto or in amendment or confirmation hereof; "hereof", "hereto", and "hereunder" and similar expressions mean and refer to this Agreement and not to any particular Article or Section; "Article" or "Section" mean and refer to the specified article or section of this Agreement;

     (b) "Closing Date" means the 1st day of March, 2001, or such other date as the parties may agree as to the date upon which the completion of the sale and purchase of the Purchased Assets hereunder shall take place; and

     (c) "Purchased Assets" means collectively:

          (i) the assets listed in Exhibit A;

          (ii) the fixed assets, equipment and inventory listed in Exhibits C, D, E and F;

          (iii) the inventory listed in Exhibit G;

          (iv) the receivables listed in Exhibit I;

          (v) the customer list set out in Exhibit J; and

          (vi) the real property lease set out in Exhibit M.

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     1.2 Headings - The division of this  Agreement  into  Articles and Sections and the insertion of headings are solely for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

                                   ARTICLE 2
                                PURCHASE AND SALE

     2.1 Purchase and Sale - The Seller agrees to sell to the Buyer and the Buyer agrees to buy from the Seller on the Closing Date on the terms hereof the Purchased Assets for a purchase price of $750,000 USD (the "Purchase Price"). The Buyer acknowledges that certain of the Purchased Assets are not owed by the Seller but are leased from third parties and that for these assets the Buyer is not purchasing the assets outright but is purchasing the Seller's leasehold interest.

     2.2 Payment - The Purchase Price shall be payable to the Seller on or before March 1, 2001 as follows:

     $250,000 USD by way of certified check or bank draft; and

     $500,000 USD by way of a non-negotiable promissory note (the "Note") in the form attached as Exhibit K. The Buyer shall pay instalments of principal of $41,666.67 USD per month on the 15th day of every month starting on April 15, 2001, with the final payment due on March 15, 2002. The Note shall bear interest at the rate of 15% per annum provided that interest shall not begin to accrue until when and if the Seller does not receive an instalment payment on the date that it is due. The Note shall be secured against the Purchased Assets by a general security agreement which shall be registered under the Personal Property Security Act (Ontario) in first position.

     2.3 Allocation of Purchase Price - The Seller and the Buyer agree that the Purchase Price shall be allocated among the Purchased Assets in accordance with Exhibit L and that they will prepare and file their respective tax returns in a manner consistent with such allocation.

     2.4 Transfer Taxes - The Buyer shall be liable for and shall pay all federal and provincial sales taxes, goods and services taxes, and transfer taxes, duties or other like charges payable upon and in connection with the transfer of the Purchased Assets by the Seller to the Buyer.

     2.5 Employees - The Buyer agrees to offer to employ the employees of the Seller listed in Exhibit B on terms and conditions not less favourable, in the aggregate, than as are presently enjoyed by such employees including, without limiting the generality of the foregoing, rates of pay, benefits, severance entitlements and recognition of vacation entitlement earned but not taken as at the Closing Date by such employees.

     2.6 Assumption Of Liabilities - The Buyer agrees to discharge, assume and perform the following contracts, agreements, obligations, leases, licences, engagements, commitments, undertakings, debts and liabilities (collectively, the "Obligations") of the Seller:


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     (a) the  liabilities  and  obligations of the Seller in connection with the contracts and leases that form part of the Purchased Assets, including without limitation the lease of the premises located at 5955 Airport Road, Suite 224, Mississauga;

     (b) the liabilities and obligations of the Seller in connection with telephone and fax lines, T-1 lines and other business related services at the premises referenced in Section 2.6(a);

     (c) the debts and liabilities of the Seller in connection with a trade deficit of approximately $4,500,000 CND (provided that if any trade customer(s) with a positive Ubarter dollar balance chooses not to accept Itex dollars and Buyer consents, Seller agrees to accommodate such customer(s) with no recourse to Buyer); and

     (d) all Obligations of the Seller accruing after the Closing Date in respect of the Purchased Assets.

     2.7 Buyer to Indemnify -

     (a) In accordance with and subject to the provisions of this section 2.9, Buyer shall indemnify and hold harmless Seller, its officers, and directors from and against and in respect of any and all claims, demands, losses, costs, expenses, liabilities, damages, including interest, penalties, and reasonable attorney fees and amounts paid in settlement, (collectively, "Indemnified Losses") suffered or incurred by Seller, by reason of, or arising out of:

          (i) any material breach of a representation or warranty contained in this Agreement or other transaction documents to which Buyer is a party, or any failure by Buyer to perform in connection therewith, or the breach of any covenant or agreement in this Agreement or other transaction documents, to which Buyer is a party, or any failure by Buyer to perform in connection therewith; and

          (ii) the failure of Buyer to pay, satisfy, discharge, perform and fulfil any of the Obligations expressly assumed by the Buyer pursuant to this Agreement.

     (b) Buyer shall have no liability to Seller under this Agreement except to the extent of the purchase price, provided that Seller shall be entitled to pursue any equitable remedy provided in this Agreement or by law.

     (c) The indemnities given in section 2.9(a) and the right of Seller to submit Claims shall expire six (6) months from the date of this Agreement.

     (d) Seller shall give written notice (the "Claim Notice") of any Claim for indemnification under this section to Buyer as promptly as practicable, but in any event: (i) if such Claim relates to the assertion against Seller of any claim by a third party (a "Third Party Claim"), within 30 days after the assertion of such Third Party Claim, or (ii) if such Claim is not in respect of a Third Party Claim, within 30 days after the discovery of facts upon which Seller intends to base a Claim for indemnification pursuant to this section; provided, however, that the failure or delay to so notify Buyer shall not relieve Buyer of any obligation or liability that Buyer may have to Seller except to the extent that Buyer demonstrates that Buyer's ability to defend or resolve such Claim is adversely affected thereby. Any such Claim Notice shall describe the facts and circumstances on which the asserted Claim for indemnification is based. Subject to the rights of or duties to any insurer or other third party having potential liability therefor, the Buyer shall have the right, upon written notice given to Seller within 30 days after receipt of the notice from Seller of any Third Party Claim, to assume the defense or handling of such Third Party Claim, at Buyer's expense, in which case the following provisions shall govern.

     (e) Buyer shall select counsel reasonably acceptable to Seller in connection with conducting the defense or handling of such Third Party Claim, and the Buyer shall keep Seller timely apprised of the status of such Third Party Claim. Buyer shall not, without the prior written consent of Seller, agree to a settlement of any Third Party Claim, unless (A) the settlement provides an acceptable release and discharge of Seller and Seller is reasonably satisfied with such discharge and release and (B) the Seller shall not have reasonably objected to any such settlement on the ground that the circumstances surrounding the settlement could result in an adverse impact on the business, operations, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or prospects of Seller. Seller shall cooperate with Buyer and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

2.8 Assignment of Contracts - To the extent the assignment of any contract, lease, agreement or commitment to be assigned to the Buyer pursuant to the terms of this agreement shall require the consent of any other party thereto or shall be subject to any equity or option in any other person by reason of a request for permission to assign or transfer, this agreement shall not constitute a contract to assign the same if an attempted assignment would constitute a breach thereof or create any rights in other persons not desired by the Buyer. The Seller shall use its best efforts to procure consents to any such assignment provided that if such consent is not obtained, the Seller shall cooperate with the Buyer in any reasonable arrangement to provide the Buyer with the benefit of any such contract and the Buyer will remain responsible for the liabilities under any such contract, lease, agreement or commitment.

2.9 Transition - The Buyer will begin to service the customer base beginning on March 1, 2001. Telephone, fax and emails will be forwarded to the Buyer's Toronto location. A letter dated March 1, 2001 will be mailed to the Seller's customers stating that the Buyer is purchasing certain of the Seller's assets and is beginning a monthly charge of $20 cash plus $10 trade dollars to apply on March 30, 2001. Buyer has no obligation to Seller to utilize Seller's website. Seller has no obligation to Buyer to permit Buyer to use Seller's website but will reasonably cooperate to facilitate the transaction.

2.10 UBarter.com Indemnification -

     (a) In accordance with and subject to the provisions of this section 2.10, Seller shall indemnify and hold harmless Buyer, its officers, and directors from and against and in respect of any and all claims, demands, losses, costs, expenses, liabilities, damages, including interest, penalties, and reasonable attorney fees and amounts paid in settlement, (collectively, "Indemnified Losses") suffered or incurred by Buyer, by reason of, or arising out of:

     (i) any material breach of a representation or warranty contained in this Agreement or other transaction documents to which Seller is a party, or any failure by Seller to perform in connection therewith, or the breach of any covenant or agreement in this Agreement or other transaction documents, to which Seller is a party, or any failure by Seller to perform in connection therewith;

     (ii) any liabilities of Seller arising or incurred prior to the Closing except the Obligations expressly assumed by the Buyer pursuant to this Agreement; and

     (iii)the parties' failure to comply with the Bulk Sales Act (Ontario) in respect of the above-noted transaction.

     (b) Seller shall have no liability to Buyer under this Agreement except to the extent of the purchase price, provided that Buyer shall be entitled to pursue any equitable remedy provided in this Agreement or by law.

     (c) The indemnities given in section 2.10(a) and the right of Buyer to submit Claims shall expire six (6) months from the date of this Agreement.

     (d) Buyer shall give written notice (the "Claim Notice") of any Claim for indemnification under this section to Seller as promptly as practicable, but in any event: (i) if such Claim relates to the assertion against Buyer of any claim by a third party (a "Third Party Claim"), within 30 days after the assertion of such Third Party Claim, or (ii) if such Claim is not in respect of a Third Party Claim, within 30 days after the discovery of facts upon which Buyer intends to base a Claim for indemnification pursuant to this section; provided, however, that the failure or delay to so notify Seller shall not relieve Seller of any obligation or liability that Seller may have to Buyer except to the extent that Seller demonstrates that Seller's ability to defend or resolve such Claim is adversely affected thereby. Any such Claim Notice shall describe the facts and circumstances on which the asserted Claim for indemnification is based. Subject to the rights of or duties to any insurer or other third party having potential liability therefor, the Seller shall have the right, upon written notice given to Buyer within 30 days after receipt of the notice from Buyer of any Third Party Claim, to assume the defense or handling of such Third Party Claim, at Seller's expense, in which case the following provisions shall govern.

     (e) Seller shall select counsel reasonably acceptable to Buyer in connection with conducting the defense or handling of such Third Party Claim, and the Seller shall keep Buyer timely apprised of the status of such Third Party Claim. Seller shall not, without the prior written consent of Buyer, agree to a settlement of any Third Party Claim, unless (A) the settlement provides an acceptable release and discharge of Buyer and Buyer is reasonably satisfied with such discharge and release and (B) the Buyer shall not have reasonably objected to any such settlement on the ground that the circumstances surrounding the settlement could result in an adverse impact on the business, operations, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or prospects of Buyer. Buyer shall cooperate with Seller and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties - Each of the Buyer and the Seller hereby covenants, represents and warrants to the other of them that:

     (a) Organization and Good Standing - It is a corporation duly incorporated and organized, validly existing, in good standing and is up to date in all of the filings and registrations required under the laws of its jurisdiction of incorporation.

     (b) Due Authorization, Etc. - It has all necessary corporate power, authority and capacity to enter into this Agreement and the agreements and other instruments contemplated herein and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the agreements and other instruments contemplated herein and the performance of the transactions contemplated hereunder and thereunder have been duly authorized by all necessary corporate action on its part.

     (c) No Violation - It is not a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, charter or by-law provision, statute, regulation, order, judgement, decree or law which would be violated, contravened or breached by, or under which any default would occur as a result of the execution and delivery by it of this Agreement or the performance by it of any of the terms hereof.

     (d) No Broker - All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on between the parties directly and without the intervention of any other party in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or other like payment.

     (e) Valid and Binding - It has the full power, legal capacity and authority to execute and deliver this Agreement and to perform it's obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law). It has taken all actions necessary for the authorization, execution, delivery and performance by it of this Agreement.

3.2  Representations  and  Warranties  of  Seller.   Seller  further  covenants,
represents and warrants to Buyer that,  save and except as has been disclosed to
Buyer:

     (a) Power of Seller.

     Seller by reason of its Charter Documents, requirements of its organizational jurisdiction, or for any other reason, is entitled to vote to approve or disapprove the consummation of the disposition of assets, and has voted all its Capital Stock entitled to vote on that matter, in any one or more of the manners prescribed or permitted by its Charter Documents, to approve this Agreement and the consummation of the asset disposition and the other transactions contemplated hereby.

     (b) No Conflicts or Litigation.

To its knowledge Seller's execution, delivery and performance in accordance with the respective terms of this Agreement and the other transaction documents to which Seller is a party do not and will not (i) violate or conflict with any governmental requirement, (ii) to its knowledge, breach or constitute a default under any agreement or instrument to which Seller is a party or (iii) result in the creation or imposition of, or afford any person the right to obtain, any lien upon the Purchased Assets. Furthermore, to its knowledge the execution and performance by Seller will not result in any of the following:

     (i) the acceleration or mandatory prepayment of any indebtedness, or any guaranty not constituting acquired indebtedness, of Seller or afford any holder of any of that indebtedness, or any beneficiary of those guaranties, the right to require Seller or ITEX, or any subsidiary to redeem, purchase, or otherwise acquire, reacquire or repay any of that indebtedness, or to perform any of those guaranties;

     (ii) cause or result in the imposition of, or afford any person the right to obtain, any lien upon any property or assets of Seller (or upon any revenues, income or profits of Seller); or

     (iii)result in the revocation, cancellation, suspension or material modification of any governmental approval possessed by Seller at the date hereof and necessary for the ownership or lease or the operation of its properties or the carrying on of their business as now conducted including any necessary governmental approval under each applicable environmental law and industry law.

     (c) Reports; Notices - No reports or notices to, or filings with, any governmental authority are required to be made, by Seller for the execution, delivery or performance by Seller of the this Agreement, the enforcement against Seller of its obligations thereunder, or the effectuation of the acquisition and the other transactions contemplated thereby.

     (d) Litigation - Save and except for a claim by Bob Bagga and a counter-claim by Professional Auctioneers, the Seller is not aware of any pending or threatened, suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation against or affecting any of its assets. To its knowledge Seller is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. Seller is not presently engaged in any legal action to recover monies due to, or damages sustained by, it, except for a claim against Professional Auctioneers and potential claims against Patti Falus and Tina Carton.

     (e) Financial Statements; Disclosure.

     (i)  Financial Statements

     Since the December 31, 2000, no change has occurred in the business, operations, properties or assets, liabilities, condition (financial or other) or results of operations of Seller that could reasonably be expected, alone or together with all other such changes, to have a material adverse effect on its business or operations.

     (ii) Disclosure

     As of the date hereof, the information that has been furnished to ITEX by or on behalf of Seller prior to the date of this Agreement in connection with the transactions contemplated hereby, taken together, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which those statements were made.

     (f) Compliance With Laws.

     (i) Seller, to its knowledge (i) possesses all necessary certifications and licenses and similar governmental approvals required for the conduct of its business and (ii) is in compliance in all material respects with the terms and conditions of all governmental approvals necessary for the ownership or lease and the operation of its properties and the carrying on of its business as now conducted.

     (ii) Seller: (i) has been and continues to be in compliance with all governmental requirements applicable to it or any of its presently or, to its knowledge, previously owned or operated properties (including all the facilities and sites now or previously owned or held by it under any lease), businesses or operations, including all applicable governmental requirements under environmental laws and industry laws, except where the failure to be in compliance has not had and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect; and (ii)(A) Seller has not received, nor to the knowledge of Seller has any employee received, any notice from an governmental authority which asserts, or raises the possibility of assertion of, any noncompliance with any of those governmental requirements and (B) to the knowledge of Seller, no condition or state of facts exists which would provide a valid basis for any such assertion.

     (g) Assets.

     Seller has good and marketable title to the Purchased Assets. All the Purchased Assets are free and clear of restrictions on or conditions to transfer or assignment, and of liens, pledges, charges, encumbrances, equities, claims, covenants, conditions, or restrictions save and except for certain leases and contracts which may require consent to transfer. All tangible personal property is in good operating condition and repair, ordinary wear and tear excepted.

     (h) Real Property/Personal Property Leases.

     Exhibit M sets forth the real property lease to be transferred to ITEX. Seller is not in default or in arrears in any respect under such lease.

     (i) Customer List.

     Exhibit J sets forth a complete and accurate list of all Seller customer lists, including summaries of sales during the most recent fiscal year.

     (j) Workforce.

     ITEX's current intention is to employ the sales force and some office personnel of Seller. To the extent that any or all of these Seller employees are employed by ITEX, Seller acknowledges that any covenant not to compete in their former employment contracts shall not be enforceable against them in their employment or rendition of services to ITEX, and that any use of Seller information including, but not limited to, Seller customer lists or Seller techniques which the employees might use as an ordinary part of their employment or rendition of services for ITEX shall not be actionable against them or ITEX.

     (k) Absence of Changes.

     Since  December 31, 2000 none of the following has occurred with respect to
     Seller:

     (i) any circumstance, condition, event or state of facts (either singly or in the aggregate), other than conditions generally affecting the Industry, which has caused, is causing or will cause a material adverse effect;

     (ii) any increase, or any contractual commitment to increase, by more than $3,500 individually, or $20,000 in the aggregate, the rates of compensation of employee(s) as of the date hereof;

     (iii)any work interruptions, labour grievances or claims filed, or any similar event or condition of any character, that will have a material adverse effect following the Closing Date;

     (iv) any   distribution,   sale  or  transfer  of,  or  any  commitment  to
          distribute, sell or transfer, any of its assets or properties of any kind which singly is or in the aggregate are material to Seller;

     (v) any cancellation, or agreement to cancel, any indebtedness, obligation or other liability owing to it, provided that it may negotiate and adjust bills in the course of good faith disputes with customers in the ordinary course of business and consistent with past practice;

     (vi) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of its assets, property or rights or requiring consent of any Person to the transfer and assignment of any such assets, property or rights;

     (vii)any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property rights or assets outside of the ordinary course of its business consistent with its past practices;

   (viii) any waiver of any of its rights or claims that singly or in the aggregate are material to Seller;

     (ix) any transaction outside the ordinary course of its business or not consistent with its past practices;

     (x) any incurrence of any indebtedness or any guaranty not constituting its indebtedness, or any commitment to incur any indebtedness or any such guaranty;

     (xi) any investment in the stock, securities or indebtedness of any person;

     (xii) any cancellation or termination of a Material Agreement of Seller.

     (l) Employment Agreements - To the knowledge of Seller, no employee, agent, consultant or independent contractor who performs services on a regular basis for Seller plans to discontinue such relationship after the Closing Date.

     (m) Insurance Policies. Seller has maintained and now maintain (i) insurance on all its assets and businesses of a type customarily insured, covering property damage and loss of income by fire or other casualty, and
(ii)adequate insurance protection against all liabilities, claims, and risks against which it is customary to insure. Seller is not in default with respect to payment of premiums on any such policy. No claim is pending under any such policy.

     (n) Other Material Contracts. Except as otherwise disclosed in Exhibits to this Agreement, Seller is not a party to, nor is the property of Seller bound by, any representative or agency agreement; any agreement not entered into in the ordinary course of business; any indenture or lease; or any agreement that is unusual in nature, duration, that would in any way affect the Seller.

3.3 Knowledge. Where any representation or warranty is expressed to be to the knowledge of Seller, the representation and warranty shall be conclusively deemed to be to the current personal knowledge of Steven White without any investigation.

                                   ARTICLE 4
                                 CLOSING MATTERS

4.1 Income Tax Election with Respect to Receivables - If available, the parties shall execute and file an election as to the receivables included in the Purchased Assets to the extent permitted under Section 22 of the Income Tax Act (Canada) using as the consideration paid therefor the allocation provided for in Exhibit L.

4.2 GST Election - If available, the parties shall execute and file an election as to the payment of GST in respect of the transactions contemplated hereby.

4.3 Bulk Sales Act Waiver - The Buyer waives compliance by the Seller with the provisions of the Bulk Sales Act (Ontario) and such other similar legislation in other jurisdictions applicable to the Purchased Assets in respect of the transactions contemplated hereby.

4.4 Transfer of Assets. This agreement shall operate as the transfer and assignment of the Purchased Assets and the Obligations, except as limited by section 2.8 above.

                                   ARTICLE 5
                                     GENERAL

5.1 Confidentiality - In the event of the termination of this Agreement without consummation of the transactions contemplated hereby, the Buyer will use its best efforts to keep confidential any information (unless in the public domain) obtained from the Seller. If this Agreement is so terminated, promptly after such termination, all documents, working papers and other written material obtained from one party in connection with this Agreement and not theretofore made public (including all copies thereof), shall be returned to the party which provided such material.

5.2 Public Notices - The parties agree that all notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and co-ordinated and no party shall act unilaterally in this regard without the prior approval of the other, such approval not to be unreasonably withheld, unless such disclosure shall be required to meet timely disclosure obligations of any party under applicable securities laws and stock exchange rules in circumstances where prior consultation with the other party is not practicable.

5.3 Expenses - All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

5.4 Time - Time shall be of the essence of this Agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

5.5 Notices - All payments and communications which may be or are required to be given by either party to the other herein, shall (in the absence of any specific provision to the contrary) be in writing and delivered or sent by facsimile to the parties at their following respective addresses:

                  For the Seller:           c/o Network Commerce Inc.
                                            411 First Ave South, Suite 200N
                                            Seattle, WA 98104
                                            Facsimile: (206) 470-1126

                                            Attention: Steven White,
                                            Senior Vice President

                  For the Buyer:            ITEX Corporation
                                            3400 Cottage Way
                                            Sacramento, CA 95825
                                            Facsimile: (916) 679-1057

                                            Attention: Collie Christensen, CEO

and it shall be conclusively deemed to have been received at the time of delivery or facsimile transmission as the case may be. Either party may from time to time change its address for service set forth by notice to the other of them in accordance with this section.

5.6 Governing Law - This Agreement and the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein (but without giving effect to any conflict of laws rules). The parties agree that the courts of the Province of Ontario shall have jurisdiction to entertain any action or other legal proceedings based on any provisions of this Agreement. Each party hereby attorns to the jurisdiction of the courts of the Province of Ontario.

5.7 Assignment - Neither this Agreement nor any rights or obligations hereunder shall be assignable by either party without the prior written consent of the other party, which consent may be unreasonably withheld. Subject thereto, this Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

5.8 Entire Agreement - With respect to the subject matter of this Agreement, this Agreement (including the Exhibits hereto) supersedes all prior understandings and communications between the parties oral or written, and constitutes the entire agreement between the parties and any persons who have in the past or who are now representing either of the parties. Each party acknowledges and represents that this Agreement is entered into after full investigation and that no party is relying upon any statement or representation made by any other which is not embodied in this Agreement. Each party acknowledges that he or it shall have no right to rely upon any amendment, promise, modification, statement or representation made or occurring subsequent to the execution of this Agreement unless the same is in writing and executed by each of the parties.

5.9 Further Assurances - The parties shall with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated hereby, and each party hereto shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions.

5.10 Counterparts - This Agreement may be executed in any number of counterparts and all such counterparts shall for all purposes constitute one agreement, binding on the parties hereto, provided each party hereto has executed at least one counterpart, and each shall be deemed to be an original, notwithstanding that all parties are not signatory to the same counterpart.

                  IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the date first written above.

                                          UBARTER.COM INC.

                                          -----------------------------------
                                          Per: Othniel Palomino, President
                                          I have the authority to bind the
                                          corporation


                                          ITEX CORPORATION


                                          -----------------------------------
                                          Per: Collie Christensen, CEO and
                                          President
                                          I have the authority to bind the
                                          corporation